UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
July 26, 2021

USANA HEALTH SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

001-35024	87-0500306
(Commission File No.)	(IRS Employer Identification No.)

3838 West Parkway Boulevard
Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)
Registrant's telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per value per share	USNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 26, 2021, the Compensation Committee of the Board of Directors (the “Committee”) of USANA Health Sciences, Inc. (the “Company”), approved the adoption of the USANA Health Sciences, Inc. Deferred Compensation Plan (the “Plan”), a nonqualified deferred compensation plan for certain key employees of the Company and its affiliates, including the Company’s named executive officers (each, a “Participant”).

The Plan is an unfunded arrangement intended to be exempt from the participation, vesting, funding and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  The Committee will act as Plan administrator.

Pursuant to the Plan, Participants may make an irrevocable election to defer amounts otherwise payable to them.  The Company may make discretionary matching or non-elective contributions to the Plan on any Participant’s behalf as it chooses.  Any matching contribution will vest after completing three years of service with the Company or any affiliate, or the Participant’s death or disability if earlier.  Non-elective Company contributions vest immediately.  Distributions generally occur upon separation from service, death or disability of the Participant.

Any Participant deferrals and Company contributions will be credited to a bookkeeping entry that will be used to determine the amount to be paid to the Participant under the Plan.  The bookkeeping entry will be credited or debited periodically based on the performance of hypothetical investments selected by a Participant.  The bookkeeping entry represents an unfunded, unsecured promise by the Company to pay such amount in the future, and does not represent ownership of, or any ownership interest in, any particular assets of the Company.

The Company may, at any time, in its sole discretion, terminate the Plan or amend or modify the Plan, in whole or in part, except that no such termination, amendment or modification shall have any retroactive effect to reduce any amounts accrued and vested prior to such amendment.

The foregoing description is qualified in its entirety by reference to the Plan and the related Plan Adoption Agreement, filed herewith as Exhibits 10.1 and 10.2, respectively.

Item 9.01    Financial Statements and Exhibits.

(d)      Exhibits

10.1          USANA Health Sciences, Inc. Deferred Compensation Plan+
10.2          USANA Health Sciences, Inc. Deferred Compensation Plan Adoption Agreement+

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+To be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter-ended October 2, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.
By:	/s/ G. Douglas Hekking
G. Douglas Hekking, Chief Financial
Officer

Date: July 30, 2021

Exhibit Index

Exhibit No.	Description
10.1	USANA Health Sciences, Inc. Deferred Compensation Plan+
10.2	USANA Health Sciences, Inc. Deferred Compensation Plan Adoption Agreement+
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+To be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter-ended October 2, 2021.